Exhibit 99.1

GRUBHUB REPORTS second QUARTER 2020 RESULTS

Grubhub provides $100 million of support to restaurants and delivery partners in the second quarter

CHICAGO, July 30, 2020 – Grubhub Inc. (NYSE: GRUB), a leading online and mobile food-ordering and delivery marketplace, today announced financial results for the second quarter ended June 30, 2020 and also posted a letter to shareholders on its investor relations website. The Company reported revenues of $459 million, which is a 41% year-over-year increase from $325 million in the same period last year. Gross Food Sales grew 59% year over year to $2.3 billion, up from $1.5 billion in the same period last year.

“Our singular focus for the second quarter was to support our restaurant partners as much as possible in their time of need. With a little help from increased demand, we are proud to announce we were able to spend approximately $100 million supporting and keeping restaurants, drivers and diners safe during these difficult times,” said Matt Maloney, Grubhub founder and CEO. “In June, we announced our acquisition by Just Eat Takeaway.com which will create the largest and only profitable online food marketplace outside of China. We are excited to join forces with a team that has demonstrated it can grow this business sustainably on a global basis and who is also focused on capturing a disproportionate share of the profitable growth in the U.S. going forward.”

Second Quarter 2020 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2020, as compared to the same period in 2019.

Second Quarter Financial Highlights

•	Revenues: $459.3 million, a 41% year-over-year increase from $325.1 million in the second quarter of 2019.
•	Net Income (Loss): $(45.4) million, or $(0.49) per diluted share, a decrease from $1.3 million, or $0.01 per diluted share, in the second quarter of 2019.
•	Non-GAAP Adjusted EBITDA: $13.3 million, a 76% year-over-year decrease from $54.7 million in the second quarter of 2019.
•	Non-GAAP Net Income (Loss): $(15.9) million, or $(0.17) per diluted share, a decrease from $24.9 million, or $0.27 per diluted share, in the second quarter of 2019.

Second Quarter Key Business Metrics Highlights1

•	Active Diners: 27.5 million, a 35% year-over-year increase from 20.3 million Active Diners in the second quarter of 2019.
•	Daily Average Grubs (DAGs): 647,100, a 32% year-over-year increase from 488,900 DAGs in the second quarter of 2019.
•	Gross Food Sales: $2.3 billion, a 59% year-over-year increase from $1.5 billion in the second quarter of 2019.

“The strong trends we observed in April persisted throughout the quarter with year-over-year DAG growth accelerating each month,” said Adam DeWitt, Grubhub President and CFO. “With

[1]	Key Business Metrics are defined on pages 28 - 29 of our Annual Report on Form 10-K filed on February 28, 2020.

that strength continuing in July, it is becoming more clear that the current environment has advanced the secular shift toward online food ordering. We remain confident that focusing on restaurant supply and diner loyalty will enable us to keep growing in a sustainable and profitable manner.”

Guidance

Given Grubhub’s pending acquisition by Just Eat Takeaway.com, it is no longer issuing forward-looking guidance.

About Grubhub

Grubhub (NYSE: GRUB) is a leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as over 27 million active diners. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub elevates food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub features over 300,000 restaurants and is proud to partner with more than 225,000 of these restaurants in over 4,000 U.S. cities. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, AllMenus and MenuPages.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” regarding Grubhub, Just Eat Takeaway.com or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Grubhub, are made in reliance on the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Grubhub or Just Eat Takeaway.com to terminate the merger agreement; the ability to obtain regulatory approvals and meet other closing conditions to the proposed merger on a timely basis or at all, including the risk that regulatory approvals required for the proposed merger are not obtained on a timely basis or at all or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the proposed merger; the ability to obtain approval by Grubhub stockholders and Just Eat Takeaway.com shareholders on the expected schedule or at all; difficulties and delays in integrating Grubhub’s and Just Eat Takeaway.com’s businesses; risks that the proposed merger disrupts Grubhub’s or Just Eat Takeaway.com’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; the ability of Grubhub or Just Eat Takeaway.com to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the value of the Just Eat Takeaway.com ordinary shares to be issued in connection with the proposed merger; uncertainty as to the long-term value of the common stock of the combined company following the proposed merger; the continued availability of capital and financing following the proposed merger; the outcome of any legal proceedings that may be instituted against Grubhub, Just Eat Takeaway.com or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Grubhub’s and Just Eat Takeaway.com’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Grubhub’s and Just Eat Takeaway.com’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Grubhub and Just Eat Takeaway.com’s future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Grubhub and Just Eat Takeaway.com’s business and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

While forward-looking statements are Grubhub’s and Just Eat Takeaway.com’s current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Grubhub’s and Just Eat Takeaway.com’s management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Grubhub’s filings with the Securities and Exchange Commission (the “SEC”), including Grubhub’s Annual Report on Form 10-K filed with the SEC on February 28, 2020, Grubhub’s Quarterly Reports on Form 10-Q and any further disclosures Grubhub makes in Current Reports on Form 8-K. Grubhub’s SEC filings are available electronically on Grubhub’s investor website at www.investors.grubhub.com or the SEC’s website at www.sec.gov. For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to Just Eat Takeaway.com’s non-exhaustive list of key risks and cautionary statements included in Just Eat Takeaway.com’s Annual Report, which is available electronically on Just Eat Takeaway.com’s investor website at www.justeattakeaway.com. Except as required by law, Grubhub and Just Eat Takeaway.com assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Grubhub, Just Eat Takeaway.com or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, Just Eat Takeaway.com will file with the SEC a registration statement on Form F-4 to register the shares to be issued in connection with the proposed merger. The registration statement will include a preliminary proxy statement of Grubhub/prospectus of Just Eat Takeaway.com which, when finalized, will be sent to the stockholders of Grubhub seeking their approval of the respective merger-related proposals. Also in connection with the proposed merger, Just Eat Takeaway.com will file with the Netherlands Authority for the Financial Markets (“AFM”) and/or the UK Financial Conduct Authority (“FCA”) a prospectus for the listing and admission to trading on Euronext Amsterdam and/or the admission to listing on the FCA’s Official List and to trading on the London Stock Exchange’s Main Market for listed securities of the shares to be issued in connection with the proposed merger (the “Prospectus”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM F-4, THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, THE AFM AND/OR THE FCA IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT GRUBHUB, JUST EAT TAKEAWAY.COM AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Grubhub or Just Eat Takeaway.com free of charge through the website maintained by the SEC at www.sec.gov, from Grubhub at its website, www.investors.grubhub.com, or from Just Eat Takeaway.com at its website www. justeattakeaway.com. The Prospectus, as well as any supplement thereto, will be made available on the website of Just Eat Takeaway.com at its website www. justeattakeaway.com.

Participants in the Solicitation

Grubhub, Just Eat Takeaway.com and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Grubhub’s directors and executive officers is available in Grubhub’s proxy statement dated April 9, 2020 for its 2020 Annual Meeting of Stockholders. To the extent holdings of Grubhub securities by directors or executive officers of Grubhub have changed since the amounts contained in the definitive proxy statement for Grubhub’s 2020 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge from the sources indicated above, and from Grubhub by going to its investor relations page on its corporate website at www.investors.grubhub.com.  Information about Just Eat Takeaway.com’s directors and executive officers and a description of their interests are set forth in Just Eat Takeaway.com’s 2019 Annual Report, which may be obtained free of charge from Just Eat Takeaway.com’s website, www.justeattakeaway.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Grubhub or Just Eat Takeaway.com using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended and applicable United Kingdom, Dutch and other European regulations.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude merger, acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders exclude merger, acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income (loss) to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders.

Contacts:
Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$459,282	$325,058	$822,262	$648,828
Costs and expenses:
Operations and support	318,867	162,406	533,428	323,756
Sales and marketing	94,004	74,128	184,746	152,582
Technology (exclusive of amortization)	30,228	29,400	61,501	56,650
General and administrative	32,237	25,784	71,186	48,571
Depreciation and amortization	34,557	27,223	67,920	52,312
Total costs and expenses	509,893	318,941	918,781	633,871
Income (loss) from operations	(50,611)	6,117	(96,519)	14,957
Interest expense - net	6,816	5,467	13,196	8,279
Income (loss) before provision for income taxes	(57,427)	650	(109,715)	6,678
Income tax benefit	(12,016)	(602)	(30,877)	(1,464)
Net income (loss) attributable to common stockholders	$(45,411)	$1,252	$(78,838)	$8,142
Net income (loss) per share attributable to common stockholders:
Basic	$(0.49)	$0.01	$(0.86)	$0.09
Diluted	$(0.49)	$0.01	$(0.86)	$0.09
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	92,116	91,177	91,954	91,064
Diluted	92,116	92,786	91,954	92,852

KEY BUSINESS METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Active Diners (000s)	27,475	20,288	27,475	20,288
Daily Average Grubs	647,100	488,900	581,700	504,900
Gross Food Sales (millions)	$2,325	$1,459	$3,955	$2,962

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$484,760	$375,909
Short-term investments	48,616	49,275
Accounts receivable, less allowances for doubtful accounts	75,726	119,658
Income tax receivable	19,390	3,960
Prepaid expenses and other current assets	18,721	17,515
Total current assets	647,213	566,317
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	212,772	172,744
OTHER ASSETS:
Other assets	36,836	26,836
Operating lease right-of-use asset	99,058	100,632
Goodwill	1,007,968	1,007,968
Acquired intangible assets, net of amortization	476,309	500,481
Total other assets	1,620,171	1,635,917
TOTAL ASSETS	$2,480,156	$2,374,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$206,306	$131,753
Accounts payable	24,508	26,748
Accrued payroll	34,166	19,982
Current operating lease liability	16,642	9,376
Other accruals	124,555	61,504
Total current liabilities	406,177	249,363
LONG-TERM LIABILITIES:
Deferred taxes, non-current	11,607	27,163
Noncurrent operating lease liability	110,193	111,056
Long-term debt	493,475	493,009
Other accruals	4,152	817
Total long-term liabilities	619,427	632,045
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(2,330)	(1,628)
Additional paid-in capital	1,204,922	1,164,400
Retained earnings	251,951	330,789
Total Stockholders’ Equity	$1,454,552	$1,493,570
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,480,156	$2,374,978

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(78,838)	$8,142
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	18,820	13,626
Amortization of intangible assets and developed software	49,100	38,686
Stock-based compensation	41,221	36,527
Deferred taxes	(15,556)	298
Other	2,548	3,240
Change in assets and liabilities:
Accounts receivable	43,390	(13,349)
Income taxes receivable	(15,429)	429
Prepaid expenses and other assets	(5,476)	(14,857)
Restaurant food liability	74,612	(3,078)
Accounts payable	547	(10,216)
Accrued payroll	14,190	3,122
Other accruals	61,732	7,219
Net cash provided by operating activities	190,861	69,789
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(56,554)	(25,526)
Proceeds from maturity of investments	57,500	21,636
Capitalized website and development costs	(29,269)	(22,188)
Purchases of property and equipment	(41,800)	(23,140)
Acquisition of other intangible assets	(510)	(8,889)
Acquisitions of businesses, net of cash acquired	—	127
Other cash flows from investing activities	(525)	—
Net cash used in investing activities	(71,158)	(57,980)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt	175,000	500,000
Repayments of borrowings under the credit facility	(175,000)	(342,313)
Taxes paid related to net settlement of stock-based compensation awards	(14,240)	(15,360)
Proceeds from exercise of stock options	3,667	2,930
Payments for debt issuance costs	(259)	(8,954)
Other cash flows from financing activities	(454)	—
Net cash provided by (used in) financing activities	(11,286)	136,303
Net change in cash, cash equivalents, and restricted cash	108,417	148,112
Effect of exchange rates on cash, cash equivalents and restricted cash	(651)	(2)
Cash, cash equivalents, and restricted cash at beginning of year	379,595	215,802
Cash, cash equivalents, and restricted cash at end of the period	$487,361	$363,912
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$—	$567

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share and per order data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019		2020	2019
Net income (loss)	$(45,411)	$1,252		$(78,838)	$8,142
Income taxes	(12,016)	(602)		(30,877)	(1,464)
Interest expense - net	6,816	5,467	[2]	13,196	8,279	[2]
Depreciation and amortization	34,557	27,223		67,920	52,312
EBITDA	(16,054)	33,340		(28,599)	67,269
Merger, acquisition, restructuring and certain legal costs	8,316	1,341		21,692	1,827
Stock-based compensation	21,036	20,049	[3]	41,221	36,527	[3]
Adjusted EBITDA	$13,298	$54,730		$34,314	$105,623

Net income (loss) per order	$(0.77)	$0.03		$(0.74)	$0.09
Adjusted EBITDA per order	$0.23	$1.23		$0.32	$1.16

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019		2020	2019
Net income (loss)	$(45,411)	$1,252		$(78,838)	$8,142
Stock-based compensation	21,036	20,049	[3]	41,221	36,527	[3]
Amortization of acquired intangible assets	11,487	11,828		24,172	23,770
Merger, acquisition, restructuring and certain legal costs	8,316	1,341		21,692	1,827
Income tax adjustments	(11,354)	(9,595)		(24,210)	(17,457)
Non-GAAP income (loss)	$(15,926)	$24,875		$(15,963)	$52,809
Weighted-average diluted shares used to compute income (loss) per share attributable to common stockholders	92,116	92,786		91,954	92,852
Non-GAAP income (loss) per diluted share attributable to common stockholders	$(0.17)	$0.27		$(0.17)	$0.57

2

Interest expense for the three and six months ended June 30, 2019 included $1.8 million and $1.9 million, respectively, of expense for the write-off of unamortized debt issuance costs in February and June of 2019.

3	Stock-based compensation for the three and six months ended June 30, 2019 included $1.6 million of expense related to the accelerated vesting of equity awards to a terminated acquired employee.